UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

PROLUNG, INC.
(Name of Registrant as Specified in Its Charter)

STEVEN C. EROR RICHARD SERBIN MICHAEL N. CHRISTIANSEN TODD M. MORGAN ERIC M. SOKOL RON DUNFORD BRIAN W. LOVERIDGE DON A. PATTERSON
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Steven C. Eror, together with the other participants named herein, has filed a definitive consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission to be used to solicit consents from stockholders of ProLung, Inc., a Delaware corporation (“ProLung”), for a number of proposals, the ultimate effect of which, if successful, would be to elect Mr. Eror’s eight (8) highly qualified director nominees.

On August 29, 2018, Mr. Eror issued the following press release:

PROLUNG SHAREHOLDER GROUP Urges ALL SHAREHOLDERS to SIGN THE WHITE CONSENT CARD AND ELECT 8 HIGHLY QUALIFIED Nominees to Immediately Restore Accountability and Oversight to the Board

SALT LAKE CITY, Aug. 29, 2018 /PRNewswire/ -- Todd Morgan, the former Chairman of the Board of Directors (the “Board”) of ProLung, Inc. (“ProLung” or, the “Company”), together with a group of shareholders collectively owning approximately 16.3% of the outstanding common stock of ProLung (the “Group”) and led by ProLung’s former President, CEO and director Steven Eror, delivered an encouraging message to ProLung shareholders today regarding the Group’s consent solicitation to enlarge and enhance the Board.

Todd Morgan, ProLung’s former Chairman and one of the Group’s nominees for election to the Board, issued the following statement in response to the Company’s false and misleading public statements: “I served on ProLung’s Board for over four years, about two years of which I spent as Chairman. In March of 2018, allegations against Steve Eror were brought forward by Audit Committee Chairman Scott Nixon. As the investigation conducted by the Audit Committee moved forward, the Board became divided on whether substantiated evidence supported these allegations. Mr. Eror asked for an unbiased independent investigation, but the Audit Committee leadership refused to allow Mr. Eror to respond to the allegations or attend any Board discussions on the matter.”

Mr. Morgan continued, “It is my opinion that the Audit Committee’s investigation against Mr. Eror did not produce substantiated evidence to terminate him for cause. The investigation greatly diluted the Board’s focus, which should have been on moving the Company forward on the path to the FDA and developing a strategic plan for the Company’s future. The environment caused by those leading the investigation led to the eventual break up and resignation of the majority of the Board.”

Steve Eror added, “ProLung’s corporate memory includes essential relationships, partnerships and know-how supported by time-tested and experienced Board oversight. Much can be said about each of the leader-nominees the Group has assembled. Our nominees for election to the Board represent broad knowledge and experience across industries including finance, medicine, pharmacy, law and ethics. Importantly, they also offer continuity and stability during this critical juncture for the Company. Each of our nominees is committed to representing the best interests of all shareholders if elected to the Board. You have to ask yourself why anyone would object to broader, more experienced representation. We urge shareholders to sign the WHITE consent card and to vote in favor of all five of our proposals today.”

We, the nominees and your fellow shareholders, urge you to consent today for all five of the proposals described in our consent statement to enlarge and enhance the Board.

PRINT, SIGN, DATE & RETURN THE WHITE CONSENT CARD BY ANY OF THE FOLLOWING MEANS:

EMAIL:	enlargeandenhance@yahoo.com
FAX:	(435) 578-2300

MAIL:	Enlarge and Enhance the Board PO Box 58027 Salt Lake City, Utah 84158

About Steven C. Eror

Mr. Eror has 26 years of executive experience in medical device, drug development, drug delivery, molecular modeling, artificial intelligence, biopharmaceuticals, diagnostics, information technology and manufacturing in public, private and emerging companies. He is ProLung’s founder, and became Chief Executive Officer, President and Director of ProLung, Inc. in February 2005.

Investor Contact

Steven C. Eror

801-631-7288

Enlargeandenhance@yahoo.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Steven C. Eror, together with the other participants named herein, has filed a definitive consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) to solicit proxies and consents for the amendment of the Bylaws and the election of a slate of eight (8) director nominees to the Board.

WE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Michael Christiansen, Ron Dunford, Steven Eror, Brian Loveridge, Todd Morgan, Don Patterson, Richard Serbin and Eric Sokol (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D, as may be amended from time to time (the “Schedule 13D”), filed by Mr. Eror with the Securities and Exchange Commission (the “SEC”). The Schedule 13D is available at no charge on the SEC’s website at http://www.sec.gov. As of the date hereof, the Participants collectively beneficially own an aggregate of 644,252 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), consisting of (i) 87,125 shares of Common Stock directly beneficially owned by Steven C. Eror, (ii) 8,900 shares of Common Stock directly beneficially owned by Brian Loveridge, (iii) 172,188 shares of Common Stock beneficially owned by Todd Morgan, including (a) 32,500 shares of Common Stock held by an irrevocable trust of which Mr. Morgan is the trustee, (b) 33,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (c) 3,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (d) 50,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, and (e) 25,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (iv) 58,735 shares of Common Stock directly beneficially owned by Don Patterson (v) 277,621 shares of Common Stock directly beneficially owned by Eric Sokol and (iv) 39,683 shares of Common Stock directly beneficially owned by Ron Dunford. As of the date hereof, none of Messrs. Christiansen or Serbin beneficially own any shares of Common Stock.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS "OUTLOOK", "BELIEVE", "INTEND", "EXPECT", "POTENTIAL", "WILL", "MAY", "SHOULD", "ESTIMATE", "ANTICIPATE", AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS RISKS, REASONS AND UNCERTAINTIES. EXCEPT AS REQUIRED BY LAW, MR. EROR AND THE PARTICIPANTS UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.